                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------


                                   FORM 8-K/A


                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15 (d) of the
                       Securities and Exchange Act of 1934


                          Date of Report: July 24, 2003
              (Date of earliest event reported):  December 13, 2002


                               GRAPHCO HOLDINGS CORP.
                            f/k/a RCM Interests, Inc.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)





           Delaware                        0-49647             75-2926438
   (State or other jurisdiction of    (Commission File      (I.R.S.Employer
  incorporation or organization)          Number)          Identification No.)




                41  University  Drive
               Newtown,  Pennsylvania                            18940
       (Address  of  Principal  Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code:  (215)497-9170



===============================================================================



ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

As previously announced, RCM Interests, Inc. (the "Company") entered into that certain Merger Agreement (the "Merger Agreement") by and among the Company, RCM Interests, Inc. Acquisition Corp. (a newly formed wholly owned subsidiary of the Company "Acquisition Corp.") and Graphco Technologies, Inc. ("Graphco") (the "Merger Transaction").

On December 13, 2002 the Closing of said merger took place pursuant to the terms and conditions as set forth in the Merger Agreement. On such date Graphco merged with and into Acquisition Corp. subject to and pursuant to the terms and conditions of the Merger Agreement, all of the outstanding shares of Graphco Common Stock issued and outstanding on the Closing Date, by virtue of the Merger and without any action on the part of the holders thereof, were automatically converted into 17,351,553 shares of Common Stock of the Company which were issued to Graphco.

In connection with the Merger Transaction, Graphco has entered into redemption transaction with Ronald C. Morgan, wherein Ronald C. Morgan cancelled, at the Closing, 9,562,269 of his shares of the Company's common stock. In consideration for his cancellation of said shares Graphco agreed pay to Ronald C. Morgan the sum of $150,000 of which $75,000 was paid at the closing and an additional $75,000 will be paid pursuant to a promissory note.

The sole officer and director of the Company holding a position prior to the Closing, Ronald C. Morgan, resigned and was replaced by management of Graphco.



ITEM  7.  FINANCIAL  STATEMENT,  PRO  FORMA  FINANCIAL INFORMATION AND EXHIBITS.

(a)  Pro  Forma  Financial  Information  for the years ended December 31, 2002 and 2001

(b) Financial Statements of Business Acquired as of December 31, 2002 and 2001 and for the years then ended and period from January 1, 1998 (Date of Inception) to December 31, 2002

     -------------------------------.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2003                                     Graphco Holdings Corp.
                                                  (Registrant)


                                                  By: /s/ Cristian Ivanescu
                                                      -----------------------
                                                      President, Chief
                                                      Executive Officer and
                                                      Chairman

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES

                         PRO FORMA FINANCIAL INFORMATION



As explained in the accompanying audited consolidated financial statements, as of December 31, 2002, Graphco Holdings Corp., Inc. ("GHC"), a holding company that was formerly known as RCM Interests, Inc., RCM Interests, Inc. Acquisition Corp. ("Acquisition Sub"), a newly formed wholly-owned subsidiary of GHC, and Graphco Technologies, Inc. ("G-TEC") consummated a merger whereby G-TEC merged with and into Acquisition Sub and all of the shares of G-TEC's common stock then outstanding were automatically converted into an equal number of shares of common stock of GHC.

As of December 13, 2002, GHC was a publicly-held company and Acquisition Sub was a newly-formed company that had no significant assets, liabilities or operating activities. G-TEC was an operating company that was developing state-of-the-art biometric security solutions for government, industry and home automation along with advanced information exchange and data management systems for government, law enforcement and corporate security. It had not generated any revenues from those activities on a continuing basis and, accordingly, it was a development stage company for accounting purposes.

As of December 13, 2002, GHC had 10,500,500 shares of common stock outstanding and G-TEC had 17,351,553 shares of common stock outstanding. In addition, pursuant to the merger agreement, a stockholder of GHC agreed to cancel 9,562,269 shares of his GHC common stock. G-TEC agreed to pay total consideration of $150,000 for such cancellation, of which $75,000 was paid in December 2002 and $75,000 was paid through the issuance of a 10% note that was originally due on June 12, 2003.

Upon consummation of the merger, GHC had 18,289,793 shares of common stock outstanding of which 17,351,553 shares (95%) were held by former stockholders of G-TEC and 938,240 shares (5%) were held by pre-merger stockholders of GHC which was, in substance, only an inactive publicly-traded "shell" company. Accordingly, although GHC was the legal acquirer and G-TEC was the legal acquiree, the business combination has been accounted for as a reverse acquisition, whereby, for accounting purposes, G-TEC was the accounting acquirer and GHC was the accounting acquiree.

As used herein, the Company refers to G-TEC and its subsidiaries prior to the merger and GHC, G-TEC and GHC's other subsidiaries subsequent to the merger.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES

                   PRO FORMA FINANCIAL INFORMATION (Concluded)


The Company has included audited historical consolidated financial statements as of and for the years ended December 31, 2002 and 2001 in this amendment to its Form 8-K dated December 30, 2002 that originally reported the business combination. The audited consolidated financial statements reflect only the accounts of G-TEC and its subsidiaries prior to December 13, 2002. Since GHC was an inactive "shell" company, its assets and liabilities, which were not material, were recorded at their historical carrying values as of December 13, 2002, and its results of operations have been included in the audited consolidated financial statements subsequent to that date. The audited consolidated financial statements have been adjusted to retroactively reflect the effects of the business combination on the Company's equity accounts. Accordingly, information related to pro forma results of operations assuming GHC had been acquired as of January 1, 2001 have not been presented therein because they would not differ materially from the historical results of operations.

The Company is also filing an amendment to its Form 8-K dated December 30, 2002 which will include the audited consolidated financial statements of G-TEC and its subsidiaries as of and for the year ended December 31, 2000.

Since G-TEC was not a publicly-traded company prior to December 13, 2002, it did not prepare interim historical consolidated financial statements in accordance with accounting principles generally accepted in the United States. Management believes that the audited historical consolidated financial statements of the Company as of and for the years ended December 31, 2002 and 2001 included in this amendment adequately reflect the financial condition and results of operations of the Company for those years without any additional unaudited pro forma information and that the inclusion of unaudited historical financial statements as of September 30, 2002 and for the nine months ended September 30, 2002 and 2001 and any related unaudited pro forma information would not be cost beneficial.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)




                                    I N D E X


                                                                              PAGE
                                                                              ----

ITEM 7.  FINANCIAL STATEMENTS:
               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                         F-2

               CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 2002 AND 2001                                  F-3

               CONSOLIDATED STATEMENTS OF OPERATIONS
                    YEARS ENDED DECEMBER 31, 2002 AND 2001 AND
                    PERIOD FROM JANUARY 1, 1998 (DATE OF INCEPTION)
                    TO DECEMBER 31, 2002                                        F-4

               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
               DEFICIENCY
                    YEARS ENDED DECEMBER 31, 2002 AND 2001 AND
                    PERIOD FROM JANUARY 1, 1998 (DATE OF INCEPTION)
                    TO DECEMBER 31, 2002                                        F5-F7

               CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 2002 AND 2001 AND
                    PERIOD FROM JANUARY 1, 1998 (DATE OF INCEPTION)
                    TO DECEMBER 31, 2002                                        F8-F9

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                       F10-F27



                                      * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Graphco Holdings Corp.

We have audited the accompanying consolidated balance sheets of GRAPHCO HOLDINGS CORP. (formerly RCM Interests, Inc.) AND SUBSIDIARIES (A Development Stage Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the years then ended and for the period from January 1, 2001 to December 31, 2002 with respect to the cumulative amounts presented for the period from January 1, 1998 (date of inception) to December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Graphco Holdings Corp. and Subsidiaries as of December 31, 2002 and 2001, and their results of operations and cash flows for the years then ended and for the period from January 1, 2001 to December 31, 2002 with respect to the cumulative amounts presented for the period from January 1, 1998 (date of inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 2 to the consolidated financial statements, the Company's operations have generated recurring losses, and it had working capital and stockholders' deficiencies as of December 31, 2002. In addition, the Company had defaulted on the repayment of all of its convertible notes as of December 31, 2002. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 9, the accompanying 2002 consolidated financial statements have been restated.



                                                        J.H. Cohn LLP

Roseland, New Jersey
January 31,  2003,  except for Notes 10 and 11
  as to which the date is March 19, 2003

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001

                                        ASSETS                                   2002              2001
                                                                            ------------       ------------
                                                                            (Restated)
Current assets:
     Cash                                                                   $        955       $     76,299
     Accounts receivable                                                           1,808             41,000
     Prepaid expenses                                                             65,708             83,029
                                                                            ------------       ------------
                  Total current assets                                            68,471            200,328
Property and equipment, net of accumulated depreciation
     and amortization of $247,820 and $947,154                                   149,101            846,173
Investments, at equity                                                                --                 --
Advances to stockholder                                                               --            223,864
Deferred loan costs, net of accumulated amortization of $178,639
     in 2001                                                                          --            229,816
Other assets                                                                      22,432             51,860
                                                                            ------------       ------------

                  Totals                                                    $    240,004       $  1,552,041
                                                                            ============       ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
     Convertible notes payable, net of debt discount of
         $1,140,693 in 2001                                                 $  2,574,908       $  1,434,215
     Accounts payable and other accrued expenses                               3,465,059          1,988,246
     Other notes payable                                                         204,000
                                                                            ------------       ------------
                  Total liabilities                                            6,243,967          3,422,461
                                                                            ------------       ------------

Commitments and contingencies

Stockholders' deficiency:
     Preferred stock, no par value; 5,000,000 shares authorized:
         Series A convertible preferred stock; 333,333 shares
              authorized; 225,029 shares issued and outstanding
              (aggregate liquidation preference - $3,495,563)                  3,265,383          3,265,383
         Series B convertible preferred stock, no par value; 4,500,000 shares authorized; 469,000 shares issued and outstanding
              (aggregate liquidation preference $938,000)                        415,760
         Subscription receivable for 53,000 shares of Series B
              convertible preferred stock                                        (53,000)
     Common stock, par value $.001 per share; 40,000,000 shares authorized; 18,511,793 and 17,323,553 shares issued and
         outstanding                                                              18,512             17,323
     Additional paid-in capital                                               14,444,637         12,985,021
     Unearned compensation                                                      (328,891)        (1,587,887)
     Accumulated deficit, including $22,946,232 and $15,730,128
         accumulated in the development stage                                (23,766,364)       (16,550,260)
                                                                            ------------       ------------
                  Total stockholders' deficiency                              (6,003,963)        (1,870,420)
                                                                            ------------       ------------

                  Totals                                                    $    240,004       $  1,552,041
                                                                            ============       ============

See Notes to Consolidated Financial Statements.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   YEARS ENDED DECEMBER 31, 2002 AND 2001 AND
                 PERIOD FROM JANUARY 1, 1998 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2002



                                                                                             Cumulative -
                                                                                             Development
                                                          2002                2001              Stage
                                                      ------------       ------------       ------------
                                                       (Restated)                            (Restated)
Revenues                                              $    413,667       $    746,367       $  1,532,975
Cost of revenues                                             9,065            527,216            713,002
                                                      ------------       ------------       ------------

Gross profit                                               404,602            219,151            819,973
                                                      ------------       ------------       ------------

Operating expenses:
     Selling, general and administrative                 5,360,541          4,085,015         14,747,875
     Research and development                              393,834            841,379          4,735,213
                                                      ------------       ------------       ------------
              Totals                                     5,754,375          4,926,394         19,483,088
                                                      ------------       ------------       ------------

Loss from operations                                    (5,349,773)        (4,707,243)       (18,663,115)
                                                      ------------       ------------       ------------

Other income (expense):
     Interest income                                                           17,712            184,354
     Interest expense, including amortization of
         deferred loan fees and debt discount of
         $1,370,509, $1,436,775 and $2,807,284          (1,888,208)        (1,603,092)        (3,491,300)
     Loss from equity investees                                                                 (949,420)
     Other                                                  21,877                                21,877
                                                      ------------       ------------       ------------
              Totals                                    (1,866,331)        (1,585,380)        (4,234,489)
                                                      ------------       ------------       ------------

Net loss                                                (7,216,104)        (6,292,623)      $(22,897,604)
                                                                                            ============

Dividends declared on Series A convertible
     preferred stock                                                           48,628
                                                      ------------       ------------

Loss attributable to common stockholders              $ (7,216,104)      $ (6,341,251)
                                                      ============       ============


Basic loss per common share                           $       (.41)      $       (.37)
                                                      ============       ============


Basic weighted average number of common
     shares outstanding                                 17,512,432         17,283,772
                                                      ============       ============


See Notes to Consolidated Financial Statements.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD FROM JANUARY 1, 1998
                    (DATE OF INCEPTION) TO DECEMBER 31, 2002


                                                   Series A Convertible
                                                      Preferred Stock              Common Stock
                                                ------------------------     -----------------------
                                                                                                        Additional
                                                 Number of                    Number of                  Paid-in      Accumulated
                                                  Shares         Amount        Shares       Amount       Capital       Deficit
                                                ---------      ---------     ---------  ------------  ------------   ------------
Balance, January 1, 1998                        1,000,000             --     3,721,695  $      3,722  $    418,750   $   (820,132)

2.68975-for-1 stock split                              --             --     6,282,378         6,282        (6,282)            --

Stock issued for services                              --             --       360,000           360          (360)            --

Detachable warrants issued in connection
   with bridge financing                               --             --            --            --        86,064             --

Retirement of preferred shares                 (1,000,000)

Net loss                                               --             --            --            --            --       (742,295)
                                                ---------      ---------     ---------  ------------  ------------   ------------

Balance, December 31, 1998                             --             --    10,364,073        10,364       498,172     (1,562,427)

Stock issued in connection with private
   placement                                           --             --     5,881,054         5,881     6,389,287             --

Stock issued in connection with
   acquisition                                         --             --        23,810            24        31,644             --

Stock exchanged for the retirement of
   bridge notes                                        --             --       474,506           474       564,618             --

Net loss                                               --             --            --            --            --     (1,489,397)
                                                ---------      ---------     ---------  ------------  ------------   ------------

Balance, December 31, 1999                             --             --    16,743,443        16,743     7,483,721     (3,051,824)

Stock issued in connection with
   private placement                              225,029   $  3,265,383            --            --            --             --

Stock warrants exercised                               --             --       246,659           247       327,809             --

Stock issued in connection with acquisition            --             --       143,999           144       191,375             --
Stock issued for services                                                       50,000            50        66,450

Warrants issued for services                           --             --            --            --        31,280             --

Net loss                                               --             --            --            --            --     (7,157,185)
                                                ---------      ---------     ---------  ------------  ------------   ------------
Balance, December 31, 2000                        225,029      3,265,383    17,184,101        17,184     8,100,635    (10,209,009)








                                                    Total
                                                 ------------
Balance, January 1, 1998                         $   (397,660)

2.68975-for-1 stock split                                  --

Stock issued for services                                  --

Detachable warrants issued in connection
   with bridge financing                               86,064

Retirement of preferred shares

Net loss                                             (742,295)
                                                 ------------

Balance, December 31, 1998                         (1,053,891)

Stock issued in connection with private
   placement                                        6,395,168

Stock issued in connection with
   acquisition                                         31,668

Stock exchanged for the retirement of
   bridge notes                                       565,092

Net loss                                           (1,489,397)
                                                 ------------

Balance, December 31, 1999                          4,448,640

Stock issued in connection with
   private placement                                3,265,383

Stock warrants exercised                              328,056

Stock issued in connection with acquisition           191,519
Stock issued for services                              66,500

Warrants issued for services                           31,280

Net loss                                           (7,157,185)
                                                 ------------
Balance, December 31, 2000                          1,174,193

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD FROM JANUARY 1, 1998
                    (DATE OF INCEPTION) TO DECEMBER 31, 2002
                                   (Restated)

                                                 Series A Convertible
                                                   Preferred Stock              Common Stock
                                              -----------------------    -------------------------
                                                                                                       Additional      Unearned
                                              Number of                   Number of                     Paid-in         Compen-
                                               Shares         Amount       Shares           Amount      Capital         sation
                                              -------       ---------    ----------         ------     ----------      ----------
Sales of common stock through
   private placement                                                        120,000     $      120   $    299,880
Compensatory stock options issued
   to employees and directors                                                                           1,922,305     $(1,771,040)
Amortization of unearned compen-
   sation                                                                                                                 183,153
Warrants issued for payment of
   interest                                                                                                19,053
Issuance of beneficial conversion
   rights in connection with private
   placement of convertible notes
   payable                                                                                              1,336,054
Sale of warrants as part of private
   placement of convertible notes
   payable                                                                                              1,002,775
Warrants issued for payment of fees
   in connection with private placement
   applicable to convertible notes payable                                                                299,004
Expenses in connection with private
   placement applicable to sale of
   warrants                                                                                               (43,294)
Dividends accrued on Series A
   convertible preferred stock
Common stock issued as payment
   of accrued dividends                                                      19,452             19         48,609
Net loss
                                              -------       ---------    ----------         ------     ----------      ----------
Balance, December 31, 2001                    225,029       3,265,383    17,323,553         17,323     12,985,021      (1,587,887)





                                               Accumulated
                                                 Deficit          Total
                                               -----------      ----------
Sales of common stock through
   private placement                                          $    300,000
Compensatory stock options issued
   to employees and directors                                      151,265
Amortization of unearned compen-
   sation                                                          183,153
Warrants issued for payment of
   interest                                                         19,053
Issuance of beneficial conversion
   rights in connection with private
   placement of convertible notes
   payable                                                       1,336,054
Sale of warrants as part of private
   placement of convertible notes
   payable                                                       1,002,775
Warrants issued for payment of fees
   in connection with private placement
   applicable to convertible notes payable                         299,004
Expenses in connection with private
   placement applicable to sale of
   warrants                                                        (43,294)
Dividends accrued on Series A
   convertible preferred stock              $      (48,628)        (48,628)
Common stock issued as payment
   of accrued dividends                                             48,628
Net loss                                        (6,292,623)     (6,292,623)
                                               -----------      ----------
Balance, December 31, 2001                     (16,550,260)     (1,870,420)


                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD FROM JANUARY 1, 1998
                    (DATE OF INCEPTION) TO DECEMBER 31, 2002
                                   (Restated)




                                          Series A Convertible       Series B Convertible
                                           Preferred Stock              Preferred Stock           Common Stock
                                        --------------------    ----------------------------  ---------------------
                                                                                                                     Additional
                                       Number of               Number of        Subscription  Number of                Paid-in
                                         Shares     Amount      Shares    Amount  Receivable    Shares      Amount     Capital
                                        -------   ----------    -------  --------  --------   ----------    -------  -----------
Effects of reverse acquisition                                                                   938,240  $     939  $  (154,935)

Compensatory stock options issued to
   employees and directors                                                                                               418,148

Cancellation of compensatory stock options
   issued to employees and directors                                                                                    (923,455)

Amortization of unearned compensation

Warrants issued for payment of interest                                                                                  189,193

Warrants issued for services                                                                                           1,652,915

Exercise of warrants                                                                                                      28,000

Sale of Series B preferred stock, net
   of expenses of $65,740                                       469,000  $415,760  $(53,000)

Common stock issued for services                                                                 250,000        250      249,750

Net loss
                                        -------   ----------    -------  --------  --------   ----------    -------  -----------
Balance, December 31, 2002              225,029   $3,265,383    469,000  $415,760  $(53,000)  18,511,793    $18,512  $14,444,637
                                        =======   ==========    =======  ========  ========   ==========    =======  ===========



                                           Unearned
                                            Compen-    Accumulated
                                            sation       Deficit        Total
                                           ---------   ------------  -----------
Effects of reverse acquisition                                       $  (153,996)

Compensatory stock options issued to
   employees and directors                 $(130,000)                    288,148

Cancellation of compensatory stock options
   issued to employees and directors         923,455

Amortization of unearned compensation        465,541                     465,541

Warrants issued for payment of interest                                  189,193

Warrants issued for services                                           1,652,915

Exercise of warrants                                                      28,000

Sale of Series B preferred stock, net
   of expenses of $65,740                                                362,760

Common stock issued for services                                         250,000

Net loss                                               $ (7,216,104)  (7,216,104)
                                           ---------   ------------  -----------
Balance, December 31, 2002                 $(328,891)  $(23,766,364) $(6,003,963)
                                           =========   ============  ===========

See Notes to Consolidated Financial Statements.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED DECEMBER 31, 2002 AND 2001 AND
                 PERIOD FROM JANUARY 1, 1998 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2002


                                                                                                              Cumulative -
                                                                                                              Development
                                                                          2002               2001                Stage
                                                                      ------------    ---------------        --------------
                                                                       (Restated)                              (Restated)
Operating activities:
     Net loss                                                          $(7,216,104)       $(6,292,623)         $(22,897,604)
     Adjustments to reconcile net loss to net
         cash used in operating activities:
         Depreciation and amortization of
              property and equipment                                       545,596            564,899             1,660,143
         Write-off of impaired property and equipment                      151,474             64,032               377,004
         Note payable issued for services                                  129,000                                  129,000
         Warrants issued for payment of interest                           189,193                                  189,193
         Warrants issued for services                                    1,244,000                                1,244,000
         Common stock issued for services                                  250,000                                  316,500
         Compensatory options and warrants issued
              to employees and directors                                   697,063            170,318               963,445
         Amortization of unearned compensation                             465,541            183,153               648,694
         Charges to interest expense for amortization of:
              Deferred loan costs                                          229,816            238,639               468,455
              Debt discount                                              1,140,693          1,198,136             2,338,829
         Equity in net loss of equity investee                                                                      949,420
         Acquired research and development
              expenses                                                                                              200,000
         Gain on sale of marketable securities                                                                      (40,949)
         Unrealized loss on marketable securities                                                                   108,249
         Changes in operating assets and liabilities:
              Accounts receivable                                           39,192            (21,562)                2,041
              Prepaid expenses                                              17,322             56,013               (79,388)
              Other assets                                                  29,430             12,733                42,163
              Accounts payable and other accrued
                  expenses                                               1,472,817            914,728             3,250,618
                                                                      ------------    ---------------        --------------
                      Net cash used in operating activities               (614,967)        (2,911,534)          (10,130,187)
                                                                      ------------    ---------------        --------------

Investing activities:
     Purchases of marketable securities                                                                            (540,210)
     Proceeds from maturities of marketable securities                                         55,535               473,716
     Purchases of property and equipment                                                      (21,280)           (1,813,319)
     Loan to related party                                                                                         (150,000)
     Acquisition of interest in equity investee                                                                    (750,000)
     Acquisition of technology license                                                                              (23,776)
     Repayments of advances by stockholders                                223,863
                                                                      ------------    ---------------        --------------
                      Net cash provided by (used in)
                         investing activities                              223,863             34,255            (2,803,589)
                                                                      ------------    ---------------        --------------

                  GRAPHCO HOLDINGS CORP. INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED DECEMBER 31, 2002 AND 2001 AND
                 PERIOD FROM JANUARY 1, 1998 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2002



                                                                                                             Cumulative -
                                                                                                            Development
                                                                         2002                2001               Stage
                                                                   ---------------      -------------     -----------------
                                                                     (Restated)                               (Restated)

Financing activities:
     Payment for shares in connection with reverse
         acquisition                                               $       (75,000)                       $         (75,000)
     Proceeds from long-term debt                                                                                 1,160,000
     Repayments of long-term debt                                                                                (1,096,891)
     Costs of sales of convertible notes and warrants
         allocable to sales of:
         Convertible notes                                                               $   (169,451)             (169,451)
         Warrants                                                                             (43,294)              (43,294)
     Repayment of convertible notes payable                                                  (120,000)             (120,000)
     Proceeds from sales of convertible notes and
         warrants                                                                           2,620,000             2,620,000
     Proceeds from exercise of warrants                                     28,000                                   28,000
     Proceeds from private placements of preferred
         stock, net of expenses                                            362,760                                3,628,143
     Proceeds from private placements of common
         stock, net of expenses                                                               300,000             7,023,224
     Other                                                                                    (20,000)              (20,000)
                                                                   ---------------      -------------     -----------------
                  Net cash provided by financing activities                315,760          2,567,255            12,934,731
                                                                   ---------------      -------------     -----------------

Net increase (decrease) in cash                                            (75,344)          (310,024)                  955

Cash, beginning of period                                                   76,299            386,323           -
                                                                   ---------------      -------------     -----------------

Cash, end of period                                                $           955      $      76,299     $             955
                                                                   ===============      =============     =================


Supplemental disclosure of cash flow data:
     Interest paid                                                 $        75,070     $      14,866      $         141,113
                                                                   ===============      =============     =================

See Notes to Consolidated Financial Statements.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 1 - Organization and business:

               Graphco Holdings Corp., Inc. ("GHC") is a holding company that was formerly known as RCM Interests, Inc. GHC emerged from Chapter 11 of Title 11 of the United States Code on July 31, 2000. GHC was a publicly-held company that had no significant assets, liabilities or operating activities from the date of its emergence from bankruptcy until December 13, 2002, the date of the merger described below, and as of December 31, 2002. During that period, it was seeking a suitable reverse acquisition candidate through acquisition, merger or another suitable business combination method and, accordingly, it was a "development stage enterprise" for financial accounting purposes.

               Graphco Technologies, Inc. is a New Jersey corporation that is referred to herein together with its subsidiaries as "G-TEC." G-TEC has been developing since, effectively, January 1, 1998, state-of-the-art biometric security solutions for government, industry and home automation along with advanced information exchange and data management systems for government, law enforcement and corporate security. G-TEC has developed biometric software products for secure access, surveillance and authentication, and an information exchange and data management software application specifically designed for the law enforcement community and the corporate security industry. Biometrics measures unique physical characteristics of individuals for authentication purposes. G-TEC's two biometric software products are VOICEPASS(R) for speaker recognition and FRA(TM) for facial recognition. Management believes that speaker recognition and facial recognition are the most user friendly, cost effective and widely accepted biometrics currently available. G-TEC expects that it will generate revenues primarily through licenses or other contracts for the use of its products over specified periods.

               G-TEC had conducted and discontinued certain unrelated operations prior to the commencement on January 1, 1998 of the development stage activities described above. G-TEC generated revenues primarily from a license agreement that has been effectively terminated and a limited number of sales of its products during 2002. It generated revenues primarily from a contract with a residential community that used an application of its technologies during 2001. G-TEC had not generated any significant revenues from contracts for the sale or use of its primary products on a recurring basis and, accordingly, it also remained in the development stage for financial accounting purposes as of December 13, 2002, the date of the merger described below, and as of December 31, 2002.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 1 - Organization and business (concluded):

               As of December 13, 2002, GHC had 10,500,500 shares of common stock outstanding and G-TEC had 17,351,553 shares of common stock outstanding. On that date, GHC, RCM Interests, Inc. Acquisition Corp. ("Acquisition Sub"), a wholly-owned subsidiary of GHC, and G-TEC consummated a merger whereby G-TEC merged with and into Acquisition Sub and all of the shares of G-TEC's common stock then outstanding were automatically converted into an equal number of shares of common stock of GHC. In addition, pursuant to the merger agreement, a stockholder of GHC agreed to cancel 9,562,269 shares of his GHC common stock. G-TEC agreed to pay total consideration of $150,000 for such cancellation, of which $75,000 was paid in December 2002 and $75,000 was paid through the issuance of a 10% note that is due on June 12, 2003 (see Note
               6).

               Upon consummation of the merger, GHC had 18,289,793 shares of common stock outstanding of which 17,351,553 shares (95%) were held by former stockholders of G-TEC and 938,240 shares (5%) were held by pre-merger stockholders of GHC. Accordingly, although GHC was the legal acquirer and G-TEC was the legal acquiree, the business combination has been accounted for as a reverse acquisition, whereby, for accounting purposes, G-TEC was the accounting acquirer and GHC was the accounting acquiree. Accordingly, the accompanying consolidated financial statements reflect the accounts of G-TEC and its subsidiaries prior to December 13, 2002. Since GHC was an inactive "shell" company, its assets and liabilities, which were not material, were recorded at their historical carrying values as of December 13, 2002, and its results of operations have been included in the accompanying consolidated financial statements subsequent to that date. Pro forma results of operations assuming GHC had been acquired as of January 1, 2001 have not been presented because they would not differ materially from the historical results of operations.

               As used herein, the Company refers to G-TEC and its subsidiaries prior to the merger and GHC, G-TEC and GHC's other subsidiaries subsequent to the merger.


Note 2 - Summary of  significant  accounting  policies:
          Principles of consolidation:

                  The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (continued):
           Basis of presentation:

                  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred recurring losses and, as shown in the accompanying consolidated financial statements, as of December 31, 2002, it had a working capital deficit of approximately $6,175,000, a cumulative net loss of $23,766,000 and a stockholders' deficiency of $6,004,000. It also had convertible notes payable with a principal balance of $2,574,908 that were in default as of December 31, 2002 (see Notes 5 and 8). These matters raise substantial doubt about the Company's ability to continue as a going concern.

                  Management believes that the Company will continue to incur net losses and negative cash flows from operating activities through at least the year ending December 31, 2003. In the absence of operating profits and cash flows, management believes the Company will need to limit its expenditures, obtain additional debt or equity financing, obtain agreements with creditors for the conversion of outstanding obligations into preferred or common stock and/or obtain agreements with creditors for their forbearance with respect to past due obligations. Management plans to continue to negotiate the extension of the due dates for or the conversion of the
                  Company's  obligations  and  seek  additional  debt or  equity financing through private placements or by other means. It will also continue to seek strategic partners for the Company that can provide it with working capital. Management also plans to continue to limit the Company's development activities where necessary. However, management cannot assure that the Company will be able to obtain the additional capital resources that will enable the Company to sustain its operations and planned development activities through at least December 31, 2003. If the Company cannot generate sufficient revenues and/or obtain sufficient additional financing, if necessary, by that date, the Company may be forced thereafter to restructure its operations, merge, sell its operations, file for bankruptcy reorganization or entirely cease its operations.

                  The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classifications of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

               Revenue recognition:
                  Revenues from the sale of products are recognized when products are shipped and collection is probable. Revenues from contracts for the use of the Company's primary products are recognized over the estimated period during which the products will be used provided that the fees are fixed and determinable and collection is probable. License fees are recognized as revenues when the fees have been collected and the Company is no longer obligated to perform services for the licensee. The Company's revenues in 2002 include $328,000 based on license fees paid by a related party which has defaulted on additional payments that were due as of December 31, 2002 under the license agreement (see Note 11). The Company recognized all of its revenues in 2001 from a fixed-price, long-term contract using the percentage of completion method.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 - Summary of significant  accounting policies (continued):
               Use of estimates:
                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

               Property and equipment:
                  Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Amortization of leasehold improvements is computed based on the lesser of the estimated useful life of the asset or the term of the lease.

               Long-lived assets:
                  Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. The Company recorded charges for impaired property and equipment (which is included in general and administrative expenses) of $151,474 and $64,032 in 2002 and 2001, respectively, in connection with the abandonment of office space and the disposal of related property and equipment.

               Debt issuance costs and debt discount:
                  Loan fees and other debt issuance costs are deferred and amortized to interest expense over the term of the related loan on a straight-line basis. Debt discount is offset against the principal balance of the related loan and amortized using the interest method over the term of the related loan.

               Investments, at equity:
                  Noncontrolling interests in companies of less than 50% are accounted for by the equity method where the Company exercises significant influence over the investee. Under the equity method, the Company's proportionate share of net income or loss of such an investee is reflected in the Company's results of operations. Although the Company owns interests in other companies that it accounts for pursuant to the equity method, the investments in those entities had no carrying value as of December 31, 2002 and 2001, and the Company had no equity in the earnings or losses of those investees during 2002 and 2001 because its proportionate share of the losses sustained by the investees prior to 2001 had substantially exceeded its investments.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2 -  Summary  of  significant  accounting  policies  (continued):

               Research and development costs:
                  Research and development costs have been expensed as incurred.

               Software development costs:
                  Pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company is required to charge the costs of creating a computer software product to research and development expense as incurred until the technological feasibility of the product has been established; thereafter, all related software development and production costs are required to be capitalized.

                  Commencing upon the initial release of a product, capitalized software development costs and any costs of related purchased software are generally required to be amortized over the estimated economic life of the product or based on current and estimated future revenues. Thereafter, capitalized software development costs and costs of purchased software are reported at the lower of unamortized cost or estimated net realizable value. Due to the inherent technological changes in the software development industry, estimated net realizable values or economic lives may decline and, accordingly, the amortization period may have to be accelerated.

                  Due to the uncertainties related to the Company's ability to generate revenues from its products on a recurring basis, the Company had not capitalized any software costs through December 31, 2002.

               Income taxes:
                  The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 -  Summary  of  significant  accounting  policies  (continued):

               Stock-based compensation:
                  In accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the Company will recognize compensation costs as a result of the issuance of stock options to employees, including directors, based on the excess, if any, of the fair value of the underlying stock at the date of grant or award (or at an appropriate subsequent measurement date) over the amount the employees must pay to acquire the stock (the "Intrinsic Value Method"). However, the Company will not be required to recognize compensation expense as a result of any grants to employees at an exercise price that is equal to or greater than fair value. The Company will also make pro forma disclosures, as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), of net income or loss as if a fair value based method of accounting for stock options had been applied if such amounts differ materially from the historical amounts.

                  In accordance with the provisions of SFAS 123, all other issuances of common stock, stock options or other equity instruments to employees and nonemployees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). The fair value of any options or similar equity instruments issued will be estimated based on the minimum value option-pricing model, which meets the criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. Such fair value is measured as of an appropriate date pursuant to the guidance in the consensus of the Emerging Issues Task Force ("EITF") for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date performance by the other party is complete) and capitalized or expensed as if the Company had paid cash for the goods or services.

                  The Company accounts for the intrinsic value of beneficial conversion rights arising from the issuance of convertible debt instruments with nondetachable conversion options that are in-the-money at the commitment date pursuant to the consensuses for EITF Issue No. 98-5 and EITF Issue No. 00-27. Such value is allocated to additional paid-in capital and the resulting debt discount is amortized to interest expense using the effective yield method over the period to the maturity of the debt instrument. Such value is determined after first allocating an appropriate portion of the proceeds received to any other detachable instruments included in the exchange.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 -  Summary  of  significant  accounting  policies  (concluded):

               Earnings (loss) per share:
                  The Company presents "basic" earnings (loss) per common share and, if applicable, "diluted" earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings (loss) per common share is calculated by dividing net income or loss applicable to common stock by the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding in 2002 includes the effects of the assumed conversion of shares of Series B convertible preferred stock that were subject to automatic conversion from their respective dates of issuance (see Note 10). The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible notes, were issued during the period, the treasury stock method had been applied to the proceeds from the exercise of the options and warrants and the interest costs applicable to the convertible notes payable had been added back to the numerator.

                  Diluted per share amounts have not been presented in the accompanying consolidated statements of operations because the Company had net losses in 2002 and 2001 and the assumed effects of the exercise of all of the Company's stock options and warrants and the conversion of the convertible notes payable that were outstanding during all or part of those years would have been anti-dilutive. At December 31, 2002 and 2001, there were 8,520,192 and 6,969,032 shares issuable upon the exercise of the Company's outstanding options and warrants and the conversion of its outstanding notes payable that were excluded from the computation of diluted loss per common share in 2002 and 2001 because they were anti-dilutive.


Note 3 - Property and equipment:
               At December 31, 2002 and 2001, property and equipment consists of the following:

                                                        2002            2001
                                                    ----------      ----------
Computer equipment and software                     $  256,401      $  982,401
Furniture, fixtures and office equipment               119,142         242,140
Leasehold improvements                                  21,378         568,786
                                                    ----------      ----------
                                                       396,921       1,793,327
Less accumulated depreciation and amortization         247,820         947,154
                                                    ----------      ----------

    Totals                                          $  149,101      $  846,173
                                                    ==========      ==========

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Advances to stockholder:
               As of December 31, 2001, the Company had made advances to a stockholder totaling $223,864 which were noninterest bearing and without specific repayment terms. During 2002, the advances were repaid. As of December 31, 2002 and 2001, the Company had an obligation to the stockholder for the payment of accrued compensation totaling approximately $222,000 and $46,000, respectively (see Note 8).


Note 5 - Convertible notes payable:
               During 2001, the Company sold convertible notes and warrants to purchase 939,166 shares of common stock through a private placement and received gross proceeds of $2,620,000 which equaled the aggregate principal balance of the convertible notes. As further described below, the Company recorded discounts for the fair value of the warrants and beneficial conversion rights issued in connection with the convertible notes totaling $2,338,829 of which $1,198,136 was amortized to interest expense in 2001 and the remaining $1,140,693 was amortized in 2002. It also added $74,908 of interest to principal in 2002 and repaid convertible notes in the principal amount of $120,000 in 2001. Accordingly, at December 31, 2002 and 2001, the convertible notes had a net carrying value of $2,574,908 and $1,434,215, respectively. Convertible notes in the principal amount of $1,000,000 are secured by certain intellectual property developed by the Company that is no longer used and has no carrying value. The remainder of the convertible notes are unsecured. The convertible notes outstanding at December 31, 2002 and 2001 were convertible into a total of 1,954,605 shares of common stock at conversion rates ranging from $1.50 to $5.00 per share, originally bore interest at annual rates ranging from 8% to 12% and were scheduled to be paid at various dates through September 30, 2002.

               As of December 31, 2002, the Company had defaulted on the repayment of all of its outstanding convertible notes and accrued interest totaling approximately $290,000. As a result of the defaults, the range of interest rates on the convertible notes increased to 13.5% to 18%. In addition, the Company became obligated to issue to holders of convertible notes in the principal amount of $165,000 a total of 46,816 warrants for the purchase of common stock every 30 days until principal and interest are paid. Such warrants are exercisable at $2.50 per share from the date they are required to be issued through November 2004.

               The warrants to purchase 939,166 shares of common stock sold with the convertible debentures through the private placement expire on various dates through September 2006. Warrants for 400,000 shares are exercisable at $2.00 per share; warrants for 535,416 shares are exercisable at $2.50 per share; and warrants for 3,750 shares are exercisable at $5.00 per share. Based on the relative fair values of the convertible notes and the warrants at the respective dates of issuance, proceeds from the private placement of $1,002,775 were allocable to the fair value of the warrants which was determined using the minimum value option-pricing model pursuant to the provisions of SFAS 123. Accordingly, the Company initially increased additional paid-in capital by $1,002,775 for the fair value of the warrants and reduced the carrying value of the convertible notes for the same amount for the debt discount attributable to the fair value of the warrants.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5 - Convertible notes payable (continued):
               Convertible notes in the principal amount of $1,745,000 sold through the private placement in 2001 that are convertible into 1,864,605 shares of common stock at prices ranging from $1.50 to $2.50 per share had effective conversion prices after the allocation of a portion of the proceeds to the warrants ranging from $1.08 to $2.10 per share. The fair value of the Company's common stock at the respective dates of issuance was $2.50 per share. Pursuant to the applicable guidance in the consensus for EITF Issue No. 00-27, the excess of the fair value per share over the effective conversion price per share is a beneficial conversion feature or right for which the value is measured as of the respective dates of issuance by the difference between the aggregate effective conversion price and the fair value of the common stock into which the securities are convertible, multiplied by the number of shares into which the securities are convertible (the intrinsic value method). Accordingly, the Company initially increased additional paid-in capital by $1,336,050 and reduced the carrying value of the convertible notes by the same amount for the intrinsic value of the beneficial conversion rights.

               The Company issued warrants to purchase 202,014 shares of its common stock with exercise prices of $1.33 and $2.50 expiring through October 2006 as consideration for services rendered in connection with the private placement of the convertible notes in 2001. The Company valued these warrants at $120,886 based on the minimum value option pricing model of which $87,833 was allocable to the sale of the convertible notes. Accordingly, the Company initially increased deferred loan costs by $87,833 and additional paid-in capital for the same amount. In addition, the Company made cash payments for legal and other services rendered in connection with the issuances of the convertible notes totaling $212,745 of which $169,451 was allocable to the sale of the convertible notes and, accordingly, also included in deferred loan costs and $43,294 was allocable to the sale of the warrants and charged to additional paid-in capital.

               In October 2001, the holder of convertible notes with an aggregate principal balance of $700,000 that was past due agreed to extend the due dates for the payment of the notes and the accrued interest thereon of $74,908 to September 30, 2002. The
               Company issued warrants to purchase 200,000 shares of the Company's common stock at $1.50 per share that expire in September 2006 to the holder of the convertible notes as consideration for the extension. The Company valued the warrants at $211,171 based on the minimum value option-pricing model and initially increased deferred loan costs and additional paid-in capital for that amount.

               The deferred loan costs incurred in 2001 in connection with the sale of the convertible notes totaled $468,455, of which $238,639 was amortized to interest expense in 2001 and the remaining $229,804 was amortized in 2002.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Convertible notes payable (concluded):
               As explained above, the Company became obligated to issue a total of 46,816 warrants for the purchase of common stock every 30 days to holders of certain convertible notes as a result of its defaults until principal and interest are paid. The Company issued warrants to those noteholders for the purchase of 468,160 shares during 2002. The Company valued those warrants at $189,193 based on the minimum value option-pricing model and charged interest expense and increased additional paid-in capital by that amount in 2002.

               During 2001, the Company issued warrants for the purchase of 40,000 shares of the Company's common stock to a holder of convertible notes in the principal amount of $1,394,908 in connection with negotiations for the extension of the due date of the note. The warrants are exercisable at prices ranging from $2.00 to $2.50 per share and expire through October 2004. The Company valued these warrants at $19,053 based on the minimum value option-pricing model and charged interest expense and increased additional paid-in capital by that amount in 2001.

               The issuances of the warrants and the beneficial conversion rights described above were noncash transactions and, accordingly, they are not reflected in the accompanying consolidated statements of cash flows.


Note 6 - Other notes payable:
               As of December 31, 2002, other notes payable had an aggregate balance payable of $204,000, bear interest at 10%, mature on June 12, 2003 and are secured by approximately 1,416,000 shares of GHC's common stock owned by one of its stockholders. One of the notes, which had a balance of $75,000, was issued to a former stockholder of GHC as part of the consideration for his agreement to allow the Company to cancel 9,562,269 shares of GHC common stock he had owned in connection with the reverse acquisition (see Note 1). The amount paid in connection with the cancellation of the shares was charged to additional paid-in capital in 2002. The other note, which had a balance of $129,000, was issued to pay fees in that amount that were charged to selling, general and administrative expenses in 2002 for services the Company received in connection with the reverse acquisition.

               The issuances of the notes payable were noncash transactions and, accordingly, they are not reflected in the accompanying 2002 consolidated statement of cash flows.


Note 7 - Income taxes:
               As of December 31, 2002, the Company had net operating loss carryforwards of approximately $16,900,000 available to reduce future Federal and state taxable income which will expire at various dates through 2022.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 7 - Income taxes (concluded):
               As of December  31, 2002 and 2001,  the  Company's  deferred  tax
               assets   consisted  of  the  effects  of  temporary   differences
               attributable to the following:

                                                 2002              2001
                                             -----------       -----------
Accrued compensation                         $   546,000       $   167,000
Other accrued expenses                            73,000            71,000
Depreciation                                      40,000            50,000
Investments in equity investees                  369,000           369,000
Issuances of stock options and warrants        2,121,000         1,643,000
Net operating loss carryforwards               6,700,000         5,360,000
                                             -----------       -----------
                                               9,849,000         7,660,000
Less valuation allowance                      (9,849,000)       (7,660,000)
                                             -----------       -----------
    Totals                                   $        --       $        --
                                             ===========       ===========


               Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject its net operating loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset its deferred tax assets by equivalent valuation allowances as of December 31, 2002 and 2001. The Company had also offset the potential benefits from its deferred tax assets by an equivalent valuation allowance as of December 31, 2000. As a result of the increases in the valuation allowances of approximately $2,189,000 and $3,527,000 in 2002 and 2001, respectively, there are no credits for income taxes reflected in the accompanying consolidated statements of operations to offset the Company's pre-tax losses.


Note 8 - Commitments and contingencies:

               Operating leases:
                  The Company leases two office facilities under leases classified as operating leases for accounting purposes which expire in February 2003 and July 2004. At December 31, 2002, approximate future minimum lease payments under the operating leases in each of the years subsequent to December 31, 2002 were as follows:

                        Year Ending
                       December 31,                             Amount
                       ------------                             ------
                            2003                               $217,000
                            2004                                 98,000
                                                             ----------

                                Total                          $315,000
                                                               ========


                  Rent expense was approximately $456,000 and $458,000 in 2002 and 2001, respectively.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Commitments and contingencies:

               Litigation:
                  On May 31, 2002, one of the holders of the Company's past due convertible notes (see Note 5) obtained a judgment against the Company in the Supreme Court of the State of New York, County of New York, that requires the Company to pay her approximately $1,376,000 plus any applicable interest subsequent to the date of the judgment. As of December 31, 2002, the Company was carrying the convertible note at approximately $1,449,000, which was comprised of the principal balance of $1,274,000 and accrued interest of approximately $175,000. The Company has been attempting to negotiate a forebearance agreement with the noteholder and, as of March 19, 2003, the noteholder had not taken any other actions to enforce the judgment. However, management cannot assure that the Company will be able to reach any agreement with the noteholder for her continued forebearance and if she does take additional actions against the Company such actions could have a material adverse impact on the Company's financial condition and its operations.

                  The Company is a party to various other claims and lawsuits incidental to its business. In the opinion of management, the resolution of such contingencies will not materially affect the consolidated financial position, results of operations or cash flows of the Company in subsequent years.

               Unpaid wages:
                  As of March 31, 2003, accrued expenses included approximately $1,368,000 for amounts payable to current and former officers and other current and former employees that the Company did not have the resources to pay. Although as of March 19, 2003 the Company was not subject to and was not aware of any actions related to the enforcement of claims for such unpaid amounts, management cannot assure that the Company will be able to reach any agreement with the employees or the former employees if they do take action to enforce their claims; such actions could have a material adverse impact on the Company's financial condition and its operations.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 9 - Stock options and warrants:

               Employee stock option plans:
                  During 2000, the Company's Board of Directors adopted the 2000 Director Stock Option Plan (the "2000 Director Option Plan") which authorized grants of options to eligible nonemployee/nonfounder directors ("Eligible Directors"), as defined, for the purchase of up to 600,000 shares of common stock. In conjunction with the adoption of the 2000 Director Option Plan, the Board of Directors also approved grants of options for the purchase of at least 10,000 shares of common stock to each Eligible Director on December 1st of each year from 2002 through 2009 at an exercise price that cannot be less than the fair market value of the common stock at the date of each grant. Such options will be exercisable upon issuance. On January 7, 2002, the Board of Directors amended the 2000 Director Option Plan to authorized grants of options for the purchase of up to 1,800,000 shares of common stock, subject to automatic annual increases of 50,000 shares per Eligible Director serving on the Board of Directors. As of December 31, 2002, there were options to purchase 1,270,000 shares outstanding under the 2000 Director Option Plan and options for the purchase of 780,000 shares were available for grant.

                  During 2000, the Company's Board of Directors also adopted the 2000 Stock Option/Stock Incentive Plan (the "2000 Stock Option Plan") which provides for the grants of incentive and nonincentive stock options to the Company's directors, officers, employees and consultants for the purchase of up to 3,000,000 shares of common stock. As of December 31, 2002, there were options to purchase 795,000 shares outstanding under the 2000 Stock Option Plan and options for the purchase of 2,205,000 shares were available for grant.

                  Options granted under the 2000 Director Option Plan and 2000 Stock Option Plan cannot be exercisable more than 10 years after the date of grant. Otherwise, the terms of each option and the manner of exercise will be determined by the Board of Directors.

               Shares subject to employee stock options:
                  A summary of the status of the Company's shares subject to options under the 2000 Director Option Plan and 2000 Stock Option Plan and options granted by the Board of Directors that are not subject to either of those plans as of December 31, 2002 and 2001 and the changes during the years ended 2002 and 2001 is presented below:

                                      GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                                           (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 9 - Stock  options and warrants  (continued):
            Shares  subject to employee stock options (continued):

                                                        2002                                  2001
                                             -----------------------------          ---------------------------
                                                                Weighted                            Weighted
                                               Shares            Average             Shares          Average
                                                 or             Exercise              or             Exercise
                                               Price             Price               Price            Price
                                             ---------       -------------          -------       -------------
Outstanding, beginning of year               1,607,000       $         .99          528,500       $        1.33
Granted (A)                                  1,525,000                 .60        1,242,000                 .91
Cancelled                                   (1,067,000)               (.99)        (163,500)              (1.33)
                                             ---------                              -------

Outstanding, end of year                     2,065,000       $         .23        1,607,000       $         .99
                                            ==========       =============       ==========       =============

Options exercisable, end of year             1,560,000                            1,607,000
                                            ==========                           ==========

Weighted average fair value of options
    granted during the year                 $     1.00                           $     2.50
                                            ==========                           ==========


         (A) Includes options to purchase 100,000 shares exercisable at $1.33 per share granted in 2001 that were not subject to the Company's stock option plans.

                  The following table summarizes information about the stock options outstanding at December 31, 2002:

                                                    Weighted
                                                    Average
                                                   Years of           Weighted                                    Weighted
                                                   Remaining           Average                                     Average
      Exercise                Number              Contractual         Exercise               Number               Exercise
       Prices               Outstanding               Life              Price              Exercisable              Price
     ---------               ---------                ----              -----               ---------               -----
         $ .60               1,525,000                8.50              $ .60               1,200,000               $ .60
           .65                 235,000                8.75                .65                 156,667                 .65
          1.33                 305,000                5.75               1.33                 203,333                1.33
                             ---------                                                      ---------
     $.60-1.33               2,065,000                8.40              $ .68               1,560,000               $ .65
     =========               =========               =====              =====               =========               =====


                  Options outstanding at December 31, 2002 expire from 2003 to 2012.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 9 - Stock  options and warrants  (continued):

               Shares  subject to employee stock options (concluded):
                  The fair value of the Company's common stock exceeded the exercise price at the date that each option was granted to an employee during 2002 and 2001. The aggregate excess was $418,148 and $1,922,305 during 2002 and 2001, respectively.
                  Since the Company has elected to continue to use the Intrinsic Value Method pursuant to APB 25 in accounting for stock options granted to its employees (see Note 2), the aggregate excess was accounted for as employee compensation. The aggregate excess for options that became exercisable upon issuance totaled $31,363 and $288,148 during 2002 and 2001, respectively, and, accordingly, the Company charged compensation expense and increased additional paid-in capital by those amounts in those respective years. The aggregate excess for options that become exercisable over a period of three years from the respective dates of grant totaled $130,000 and $1,771,040 during 2002 and 2001, respectively, and, accordingly, the Company charged unearned compensation and increased additional paid-in capital by those amounts in those respective years. As a result of the cancellation of options during 2002 that were initially exercisable over a period of three years, the Company reduced unearned compensation for the remaining balance of unearned compensation related to those options by $923,455. Amortization of unearned compensation totaled $183,153 and $465,541 during 2002 and 2001, respectively. The remaining balance of unearned compensation of $328,891 and $1,587,887 as of December 31, 2002 and 2001, respectively, has been reflected as a separate component of stockholders' deficiency in the accompanying consolidated balance sheets.

                  Pro forma net loss and pro forma net loss per share for 2002 and 2001 computed using a fair value based method of accounting for stock options as required by SFAS 123 have not been presented because they do not differ materially from the related historical amounts reflected in the accompanying consolidated statements of operations.

               Shares subject to warrants:
                  The following table summarizes certain information with respect to warrants to purchase shares of the Company's common stock outstanding as of December 31, 2002 and 2001 and the changes in outstanding warrants during 2002 and 2001:

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stock  options and warrants  (continued):
               Shares  subject to warrants (concluded):

                                                           2002                                   2001
                                                -----------------------------           ------------------------------
                                                                   Exercise                               Exercise
                                                 Shares             Prices                Shares           Prices
                                                ---------      --------------           ---------       --------------
  Outstanding, beginning of year                5,362,032      $1.00 to $5.00           3,980,852       $1.00 to $5.00
  Sold or issued in connection with
     private placement of convertible
     notes (A) (F)                                                                      1,141,180        1.33 to  5.00
  Issued for interest on or extension of
     past due convertible notes (A) (F)           468,160                2.50             200,000                 1.50
  Issued in connection with negotiations
     for the extension of convertible
     notes (A) (F)                                                                         40,000        2.00 to  2.50
  Issued for legal services (B) (D) (F)           500,000                .001
  Issued for consulting services (C) (D)
     (F)                                          622,000                1.00
  Exercised                                       (28,000)              (1.00)
                                                ---------                               ---------

  Outstanding, end of year (E)                  6,924,192      $.001 to $5.00           5,362,032       $1.00 to $5.00
                                                =========      ==============           =========       ==============

                      (A)   See Note 5.

                      (B) The Company issued these warrants as a payment for legal services in December 2002. The warrants are exercisable through December 2007. The Company valued these warrants at $408,975 based on the minimum value option-pricing model and charged selling, general and administrative expenses and increased additional paid-in capital by that amount in 2002. A principal of the law firm that received the warrants is also a director and officer of the Company.

                      (C) The Company issued these warrants as a payment for consulting services in December 2002. The warrants are exercisable through December 2007. The Company valued these warrants at $1,244,000 based on the minimum value option-pricing model and charged selling, general and administrative expenses and increased additional paid-in capital by that amount in 2002.

                      (D) The issuances of these warrants were noncash transactions and, accordingly, they are not reflected in the accompanying 2002 consolidated statement of cash flows.

                      (E) All of the warrants outstanding at December 31, 2002 were exercisable and expire from 2003 through 2010.

                      (F) The fair value of all of the warrants issued by the Company to nonemployees for goods and services during 2002 and 2001 was determined using the minimum value option-pricing model in accordance with SFAS 123 based on the following assumptions: an expected life of the options of one to five years; a risk free interest rate of 4.5%; and volatility of 100%.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stock options and warrants (concluded):

               Restatement of financial statements related to issuance of warrants:
                  Subsequent to the original issuance of its consolidated financial statements as of December 31, 2002 and for the year then ended, the Company determined that it had not accounted for the issuance of the warrants to purchase 622,000 shares of common stock exercisable at $1.00 per share that had a fair value of $1,244,000 as described above. The accompanying 2002 consolidated financial statements have been restated to include a charge to selling, general and administrative expenses and an increase in additional paid-in capital for that amount. As a result of this correction, the Company's net loss and net loss per share increased from $5,972,104 and $.34 per share as originally reported to $7,216,104 and $.41 per share as restated.


Note 10- Other changes in stockholders' deficiency:
               The Company's Articles of Incorporation authorize the issuance of up to 5,000,000 shares of preferred stock, of which 333,333 shares have been designated as Series A convertible preferred stock ("Series A shares") and 4,500,000 shares have been designated as Series B convertible preferred stock ("Series B shares"). As of December 31, 2002 and 2001, there were 225,029 Series A shares outstanding. Each Series A share is convertible into three shares of the Company's common stock at the option of the holder. The holder of each Series A share is entitled to receive an annual dividend of $.75 per share if and when declared by the Company's Board of Directors and $15.00 per share plus cumulative dividends in arrears upon the liquidation of the Company. Holders of Series A shares do not have any voting rights. During 2001, the Company issued 19,452 shares of common stock with an aggregate fair value of $48,628 as dividends to holders of 112,251 Series A shares in exchange for their agreement to waive their right to cumulative cash dividends on those shares through December 31, 2001. The issuances of common shares to pay the dividends on the Series A shares were noncash transactions and, accordingly, they are not reflected in the accompanying 2001 consolidated statement of cash flows.

               From June through December 2002, the Company sold 469,000 Series B shares through private placements and received proceeds of $362,760, net of related expenses of $65,740. Each Series B share is convertible into one share of the Company's common stock at the option of the holder. Holders of Series B shares were not entitled to dividends and had no voting rights. The holder of each Series B share was entitled to receive $2.00 per share plus cumulative dividends in arrears upon the liquidation of the
               Company. Each Series B share sold by the Company was automatically convertible into one share of the Company's common stock when the Company became a publicly-held company as a result of the merger that was consummated on December 13, 2002 (see Note
               1) and its ratification by stockholders. The Company did not obtain the required ratification until March 19, 2003 and, accordingly, the Series B shares were shown as outstanding in the accompanying consolidated balance sheet as of December 31, 2002.

                     GRAPHCO HOLDINGS CORP. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10- Other changes in stockholders' deficiency (concluded):
               The Company is also authorized to issue 40,000,000 shares of common stock with a par value of $.001 per share.

               In addition to the issuances of shares of preferred stock described above and the issuances and cancellations of common stock, options and warrants described in Notes 1, 5 and 9, the Company issued 250,000 shares of its common stock as a payment for financial consulting services in 2002. The Company charged the fair value of the shares of $250,000 to selling, general and administrative expenses and increased additional paid-in capital by that amount in 2002. The issuance of these shares was a noncash transaction and, accordingly, it is not reflected in the accompanying 2002 consolidated statement of cash flows.

               The Company had conducted and discontinued certain unrelated operations prior to the commencement of its development stage activities related to biometric security solutions on January 1, 1998. The Company's accumulated deficit at December 31, 2002 and 2001 was comprised of the following:

                                                            2002             2001
                                                        -----------      -----------
Deficit accumulated prior to the development stage      $   820,132      $   820,132
Deficit accumulated in the development stage             22,946,232       15,730,128
                                                        -----------      -----------

    Totals                                              $23,766,364      $16,550,260
                                                        ===========      ===========


Note 11- Other related party transactions:

               In 2000, the Company acquired technology from unrelated parties for synthesizing realistic video sequences of a person speaking, which makes it possible to create photo-realistic animated humans for e-commerce, e-support and other applications. In 2002, the Company licensed the technology to NGM Tec, Inc. ("NGM") for $2,000,000 plus royalties of 3% and NGM's agreement to make payments totaling $250,000 to one of the unrelated sellers in connection with the completion of the development of the technology. Two officers of the Company are also directors of the Company and NGM. Although, NGM paid the Company $328,000 in 2002 and has continued to make the required payments to the unrelated party in connection with the completion of the technology, it has failed to make all of its remaining payments to the Company and, accordingly, it was in default of its obligations to the Company as of December 31, 2002. The Company has no remaining obligations to NGM and, accordingly, it recognized the amount it was paid by NGM as revenue in 2002 (see Note 2). Although the Company had begun to renegotiate the terms of the license agreement with NGM as of March 19, 2003, it had not taken any actions to void the license agreement or obtain another licensee. The Company will not accrue any additional amounts as receivables and revenue until it is probable that NGM will be able to make its payments to the Company and the unrelated party.

                                      * * *